Exhibit 99.1

                             [Annex A to Amendment No. 1 to Merger Agreement]
                                              [Exhibit D to Merger Agreement]


                             ESCROW AGREEMENT

         This Escrow Agreement (the "Agreement") is entered into as of July 2, 2002 by and among Hoenig Group Inc., a Delaware corporation ("Hoenig"), Hoenig & Company Limited, a U.K. limited company ("Hoenig UK"), Investment Technology Group, Inc., a Delaware corporation ("ITG"), and Fredric P. Sapirstein and Alan B. Herzog, as members of the Contingent Payment Rights Committee referred to below.

         Reference is made to the Agreement and Plan of Merger dated as of February 28, 2002 by and among Hoenig, ITG and Indigo Acquisition Corp., as amended by Amendment No. 1 thereto dated as of even date herewith (the "Merger Agreement"). This is the Escrow Agreement referred to therein.

         The parties hereto are simultaneously entering into the Custodian and Paying Agent Agreement attached hereto as Exhibit A (the "Paying Agent Agreement"), with The Bank of New York, a New York banking corporation, as custodian and paying agent (the "Agent"), in order to implement certain provisions of this Agreement.

         In consideration of the foregoing premises (which constitute an integral part of this Agreement) and mutual covenants hereinafter set forth, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto hereby agree as follows:


                                 ARTICLE I

                                DEFINITIONS

         Except with respect to the following terms, which shall have the respective meanings specified below, all capitalized terms contained herein shall have the meanings ascribed to them in the Merger Agreement:

         "Advisors" has the meaning set forth in Section 3.03 hereof.

         "Claims" means each and every claim asserted, or that may be asserted, against any third party identified in the FSA Notices or any insurer or reinsurer of Hoenig or any of its subsidiaries (collectively, the "Specified Persons") by or on behalf of Hoenig or Hoenig UK in respect of any matter referred to in the FSA Notices.

         "Code" means the Internal Revenue Code of 1986, as amended.

         "Committee" has the meaning set forth in Section 3.01 hereof.

         "Escrow" means the escrow created by this Agreement for the purposes of holding and dispersing the Escrow Assets to be administered by the Agent pursuant to the Paying Agent Agreement.

         "Escrow Account" has the meaning set forth in Section 2.01 hereof.

         "Escrow Assets" means (i) the Initial Funding, (ii) any assets hereafter acquired by the Escrow, (iii) the Recoveries, (iv) any investments purchased with Escrow Assets or otherwise acquired by the Escrow and (v) all proceeds of each of the foregoing (including, without limitation, any earning and gains thereon), excluding assets paid, distributed, expended or otherwise disposed of from time to time by the Committee, including for the payment of Escrow Expenses.

         "Escrow Expenses" means all fees, costs, expenses, obligations and liabilities of every nature or description incurred on or after the date hereof, directly or indirectly, by the Committee or any Member in connection with establishing, maintaining and administering the Escrow and the Escrow Assets or in carrying out the Committee's express or implied powers and duties under this Agreement or applicable law, including without limitation (i) all costs and expenses of prosecuting, appealing, negotiating, resolving, settling, compromising or otherwise pursuing the Claims, including the fees and expenses of Advisors, witnesses and court costs, whether incurred on a contingent, time and materials or other basis,
(ii) all compensation and reimbursements of the Agent and of the Members for serving as Members, if any, (iii) all costs and expenses of indemnifying the Agent pursuant to the Paying Agent Agreement or the Members pursuant to this Agreement or otherwise prosecuting or defending any other litigation involving the Escrow or the Committee, (iv) all reimbursements of Hoenig and Hoenig UK pursuant to Sections 5.01 and 5.05 hereof, (v) all amounts payable to ITG and its affiliates pursuant to
Section 6.02 hereof and (vi) all costs and expenses of distributing the Contingent Payment to the Holders pursuant to Section 7.03 hereof.

         "Escrow Reduction Amount" has the meaning set forth in Section
7.04 hereof.

         "Holder" means, at any time, the holder at such time of a Contingent Payment Right listed on the Register (as defined in the Paying Agent Agreement).

         "Initial Funding" has the meaning set forth in Section 2.02 hereof.

         "Members" has the meaning set forth in Section 3.01 hereof.

         "Pursuit" has the meaning set forth in Section 3.03 hereof.

         "Recoveries" means all amounts recovered or received in respect of Claims by Hoenig UK, Hoenig, ITG or their respective subsidiaries less any amounts that may be deducted therefrom pursuant to Section 6.02 hereof.


                                ARTICLE II

                              ESCROW ACCOUNT

         SECTION 2.01. Establishment of Escrow Account. Simultaneously with the execution and delivery hereof, the Committee shall direct the Agent to establish an account (the "Escrow Account") at its office located in New York, New York. All funds accepted or held by the Agent pursuant to this Agreement and the Paying Agent Agreement shall be held in the Escrow Account (and shall be deemed part thereof) in accordance with this Agreement and the Paying Agent Agreement, until released in accordance with the terms hereof and thereof.

         SECTION 2.02. Initial Funding. Simultaneously with the execution and delivery hereof, Hoenig UK shall deliver $2,365,000 in cash (the "Initial Funding") to the Agent for deposit into the Escrow Account in accordance with the Paying Agent Agreement.

         SECTION 2.03. Investment. The Committee shall direct the Agent to invest the Escrow Assets solely in the following: (i) obligations issued or guaranteed by the United States of America or any agency or instrumentality thereof with a maturity of not more than 365 days and (ii) money market funds substantially all of whose funds are invested in the foregoing. Pursuant to the Paying Agent Agreement, all earnings and gains on Escrow Assets, including interest and dividends, shall be paid into the Escrow Account and shall constitute Escrow Assets. If at any time the Committee deems it necessary that some or all of the investments constituting Escrow Assets be redeemed or sold in order to raise money necessary to comply with the provisions of this Agreement, the Committee shall direct the Agent to effect such redemption or sale, in such manner and at such time as the Committee directs in accordance with the Paying Agent Agreement.

         SECTION 2.04. Disbursements. From time to time at the written direction of the Committee and in accordance with this Agreement and the Paying Agent Agreement, the Committee shall direct the Agent to disburse such portion of the Escrow Assets as the Committee so directs to pay Escrow Expenses. Pursuant to the Paying Agent Agreement, the Agent shall keep a record of such disbursements. From and after the date hereof, all Escrow Expenses shall be paid by the Committee from the Escrow Account.

         SECTION 2.05. Quarterly Statements. The Committee shall direct the Agent, in accordance with the Paying Agent Agreement, as soon as practicable following each March 31, June 30, September 30 and December 31, until the termination of this Agreement, to deliver to the Committee a statement (a "Quarterly Statement") setting forth: (a) the amount of the Escrow Assets; (b) the amount of income or interest earned or accrued with respect to the Escrow Assets, if any, during the period covered by such Quarterly Statement; and (c) the amount of Escrow Expenses paid during such period.


                                ARTICLE III

                      POWERS, RIGHTS AND OBLIGATIONS
                OF THE CONTINGENT PAYMENT RIGHTS COMMITTEE

         SECTION 3.01. Establishment of the Contingent Payment Rights Committee. There is hereby established a Contingent Payment Rights Committee (the "Committee"). The Committee shall consist of not less than two and not more than five members ("Members"). The initial Members shall be Fredric P. Sapirstein and Alan B. Herzog.

         SECTION 3.02. Action of the Committee. The Committee may act only with the concurrence of a majority of the Members; provided, however, that the Committee may, by resolution adopted by a majority of the Members, designate a Chairman to act as the administrative Member and delegate to the Chairman such authority as the Committee may determine.

         SECTION 3.03. Authority of Committee. The Committee shall have full power and authority from and after the date hereof (i) to prosecute, appeal, negotiate, resolve, settle, compromise or otherwise pursue the Claims, in whole or in part, in accordance with the provisions of this Agreement, including by litigation in trial or appellate courts, arbitration, alternative dispute resolution, negotiation, settlement or compromise (collectively, the "Pursuit" of Claims), (ii) to withdraw all or part of the Claims, terminate the Pursuit thereof and terminate the Escrow,
(iii) to retain advisors, including, without limitation, counsel, accountants, financial advisors, arbitrators, mediators, experts, consultants, investigators and other assistants (collectively, "Advisors"), in connection with the foregoing, and to advise the Members with respect to the rights and obligations of the parties under this Agreement and the Paying Agent Agreement, and to determine the amount and method of compensation to be paid to such Advisors, including on a contingent, time and materials or other basis; provided that the Committee shall obtain the acknowledgment of each such Advisor that the sole recourse for such Advisor's fees and expenses shall be to the Escrow Assets, (iv) to direct the payment of Escrow Expenses by the Agent, (v) to direct the investment of the Escrow Assets by the Agent and (vi) to take such action as the Committee deems necessary or appropriate to enforce the obligations of the parties under this Agreement; provided, however, that without prior consultation with, and approval by (which approval shall not be unreasonably withheld or delayed in the case of clause (b) and may be withheld in its sole judgment in the case of clause (a) or (c)), ITG, the Committee shall not (a) enter into or amend any contracts or agreements binding on, or on behalf of, ITG or any of its affiliates, (b) replace Committee members or (c) commence litigation against any person other than the Specified Persons; provided, further, that the Committee shall (x) consult with ITG prior to filing a lawsuit or an appeal with respect to, or agreeing to settle, any Claims and (y) notify ITG (in advance to the extent practicable) of any material change in the Pursuit of Claims. The Members shall have no other duties, rights or obligations except as specifically set forth herein and no implied covenants or obligations shall be read in to this Agreement against the Members.

         SECTION 3.04. Replacement of Committee Members. If, prior to the Effective Time, any Member shall resign, die or become incapacitated or shall otherwise become unable or unwilling to act as a Member hereunder, Hoenig shall, subject to ITG's approval (which approval shall not be unreasonably withheld or delayed), appoint a successor. If these events occur after the Effective Time, subject to Section 3.03 hereof, a majority of the remaining Members shall appoint a successor, or, if there is only one remaining Member, such remaining Member shall appoint a successor or successors. ITG acknowledges that a person who is a member of the board of directors of Hoenig immediately prior to the Effective Time and who is not an employee of ITG or any of its affiliates at the time of appointment is approved by ITG.

         SECTION 3.05. Committee Member May Be Holder. Any Member may also be a Holder or an officer, director, employee or affiliate of a Holder and will have all the rights of such a Holder to the same extent as if he or she were not a Member.

         SECTION 3.06. Cooperation with ITG. The Committee shall provide ITG such information and cooperation as ITG reasonably requests in connection with reports, forms, notifications, applications, tax returns and other documents to be filed with the Internal Revenue Service or the U.K. Inland Revenue and other applicable foreign, federal and state governmental agencies and such other actions necessary to comply with the Code or other tax laws.

         SECTION 3.07. Compliance with Applicable Laws, Etc. All actions required to be taken by the Committee pursuant to this Agreement shall be taken in compliance with all applicable statutes, rules, regulations, orders, writs, decrees and injunctions of courts or other governmental agencies. None of the parties shall take or cause to be taken, or omit to take or cause to omit to be taken, any action such that (a) the Escrow shall be or become required to register as an investment company under the Investment Company Act of 1940, as amended, or any similar law; or (b) the Contingent Payment Rights shall be or become required to be registered under the Securities Act 1993, as amended, the Securities Exchange Act of 1934, as amended, the Trust Indenture Act of 1939, as amended, or any similar law.

         SECTION 3.08. Reliance. In taking any action hereunder, or in refraining therefrom, the Committee, and the Members, shall be protected in relying upon any notice, paper or other document believed by it or them to be genuine and signed by the proper parties, or upon any evidence deemed by it or them to be sufficient. In no event shall the Committee or any Member be liable to the Holders for any action, failure to act, omission, decision, determination or undertaking by the Committee or any Member. In no event shall the Committee or any Member be liable to ITG or any of its affiliates for any action, failure to act, omission, decision, determination or undertaking by the Committee or any Member, other than in connection with a material breach of the rights of ITG or any of its affiliates under this Agreement, which breach causes injury to ITG or any of its affiliates; provided that ITG shall give written notice to the Committee describing the particulars of such breach and provide at least 30 days' opportunity to cure the breach. In the event that the Committee, or the Members, consult with Advisors in connection with its or their duties hereunder, it and they shall be fully protected by any action, omission, decision, determination or undertaking taken, suffered or permitted by it or them in good faith and in accordance with the advice of such Advisors.

         SECTION 3.09. Indemnification.

         (a) Hoenig (if prior to the Effective Time) or ITG (if after the Effective Time) shall indemnify and hold harmless each Member against all claims, demands, obligations, liabilities, costs and expenses, including amounts paid in satisfaction of judgments, in compromise (so long as Hoenig or ITG, as applicable, has approved such compromise, with such approval not to be unreasonably withheld or delayed), or as fines or penalties, and fees of Advisors (collectively, "Losses"), reasonably incurred by him or her in connection with the defense or disposition of any action, suit or other proceeding by one or more Holders or by any other person, whether civil or criminal, in which he or she may be involved as a party or witness or with which he or she may be threatened, while a Member or thereafter by reason of having been a Member or resulting from administration of the Claims or the Escrow or any decision, action or failure to act, (i) except to the extent that any such Loss resulted from or arose out of a Member's decision, action or failure to act made or taken with deliberate intent to cause substantial injury to the Holders or with reckless disregard for the best interests of the Holders and (ii) except that ITG and its affiliates shall have no obligation under this Section 3.09 in respect of Losses in connection with a material breach of the rights of ITG or any of its affiliates under this Agreement, which breach causes injury to ITG or any of its affiliates; provided that ITG shall give written notice to the Committee describing the particulars of such breach and provide at least 30 days' opportunity to cure the breach. Hoenig or ITG, as the case may be, shall advance payments in connection with indemnification under this
Section 3.09(a) upon request of any Member; provided that such Member shall have given a written undertaking to repay any amount advanced in the event it is subsequently determined in a final non-appealable decision rendered by a court of competent jurisdiction or other tribunal that such Member is not entitled to such indemnification. The rights accruing to any Member under these provisions shall not exclude any other right to which he or she may be lawfully entitled. The obligations of Hoenig and ITG set forth in this Section 3.09 shall survive the termination of this Agreement and the removal or resignation of any Member.

         (b) Notwithstanding the foregoing, all Losses indemnified pursuant to Section 3.09(a) hereof (including amounts advanced pursuant to the second sentence thereof) shall be paid out of the Escrow Assets until such time as the Escrow Assets are exhausted or the Escrow is terminated pursuant to Section 7.02 hereof before ITG shall be obligated to make any payments pursuant to Section 3.09(a) hereof.

         (c) Until such time as the Escrow Assets are exhausted or the Escrow is terminated pursuant to Section 7.02 hereof, the Committee shall cause ITG, Hoenig and its affiliates to be reimbursed out of the Escrow Assets for any and all losses, claims, costs, expenses and liabilities imposed on any of them in connection with, arising out of or related to any action, claim, suit or other proceeding arising from the establishment or administration of the Escrow, including, without limitation, the operation or administration of the Claims or the Escrow and the exercise (or the failure to exercise) by the Committee of any power or authority under this Agreement or under applicable law; provided, however, that the obligation for such reimbursement, as aforesaid, shall be payable solely out of Escrow Assets; provided, further, that ITG shall not have any such reimbursement or indemnification rights with respect to any action, claim, suit or other proceeding against ITG alleging a breach of, or seeking enforcement of, ITG's obligation under Section 7.03 hereof.

         (d) The Committee may purchase such insurance as it determines adequately insures that each Member shall be indemnified against any such loss, liability or damage pursuant to this Section 3.09, the cost of which insurance shall constitute an Escrow Expense.


                                ARTICLE IV

                         CONTINGENT PAYMENT RIGHTS

         SECTION 4.01. Allocation of Contingent Payment Rights. The Contingent Payment Rights shall be allocated in accordance with Sections 2.6(b), 2.8(a) and 2.8(b) of the Merger Agreement. Holders of Contingent Payment Rights will not be entitled to receive certificates evidencing the Contingent Payment Rights but the Holders of the Contingent Payment Rights shall be as set forth in the Register.

         SECTION 4.02. Transfer of Contingent Payment Rights. Contingent Payment Rights will not be assignable or otherwise transferable except by operation of law (including the laws of descent and distribution) or by intestacy. No other purported transfer of any Contingent Payment Right will be valid or will be registered on the Register.

         SECTION 4.03. Rights of Holders.

         (a) No Holder shall have any title to, right to, possession of, management of, or control of, the Escrow Assets.

         (b) The Holders will have no rights to dividends or other distributions other than their pro rata share of the distribution of the Contingent Payment, if any, in accordance with Section 7.03 hereof, and will have no voting rights and no liquidation preference.

         SECTION 4.04. No Action by Holders. No Holder will have the right to institute or maintain any suit, action or proceeding against Hoenig, Hoenig UK, ITG, any of their affiliates, the Escrow, the Escrow Assets, the Committee, any Member or the Agent to enforce, or otherwise act in respect of, the Contingent Payment Rights or the provisions of this Agreement or the Paying Agent Agreement or for any decision regarding the conduct or disposition of the Claims, including, without limitation, any decision to dismiss, settle or cease prosecuting any litigation at any time without obtaining any cash or other recovery.


                                 ARTICLE V

                             CERTAIN COVENANTS

         SECTION 5.01. Cooperation. Hoenig and Hoenig UK shall use commercially reasonable efforts to provide the Committee and its Advisors with such access, at normal business hours and upon reasonable notice, to their books and records relating to the Claims and to their employees, agents, attorneys and independent accountants, including in connection with testimony in litigation and factual investigation, all to the extent reasonably requested by the Committee for the purpose of performing their duties and exercising their powers hereunder. Hoenig and Hoenig UK shall be entitled to reimbursement by the Escrow for reasonable out-of-pocket expenses incurred in connection therewith.

         SECTION 5.02. Powers-of-Attorney. Hoenig and Hoenig UK shall execute and deliver to the Committee powers-of-attorney in form reasonably satisfactory to the Committee to enable the Committee to file pleadings and execute any documents on behalf of Hoenig and Hoenig UK necessary or appropriate to enable the Committee to prosecute the Claims or otherwise necessary or useful in the Pursuit of Claims in compliance with this Agreement, in the name of Hoenig and Hoenig UK and without further consent or action by Hoenig, Hoenig UK, ITG or their respective affiliates. To the extent permitted by applicable law, and to the extent that the Pursuit of the Claims is not jeopardized, the Committee shall prosecute all Claims on behalf of and in the name of Hoenig UK, and, if the Committee deems it necessary or appropriate, ITG and its affiliates shall cause Hoenig to assign its Claims to Hoenig UK.

         SECTION 5.03. Pursuit of Claims. ITG and its affiliates will use commercially reasonable efforts not to take any action or fail to take any action that is reasonably expected to materially adversely affect the Claims or the Pursuit of the Claims in compliance with this Agreement; provided that the foregoing shall in no way affect ITG's rights under
Section 3.03 hereof. ITG and its affiliates agree not to disclose any non-public information with respect to the Claims to any third parties except (i) to Advisors of ITG and its affiliates who are advised of the confidential nature of such information and agree to abide by this provision in respect of such non-public information, (ii) insofar as such disclosure is compelled by any Governmental Entity or applicable law or
(iii) such information which is or becomes part of the public domain without breach by ITG and its affiliates of this Section 5.03.

         SECTION 5.04. Settlements. In the event of any settlement or compromise of any Claim agreed to by the Committee, ITG agrees that it will not unreasonably withhold such release by ITG and its affiliates as may be required by the other party to such settlement or compromise in connection with such settlement or compromise.

         SECTION 5.05. Reimbursement. The Committee shall cause Hoenig and Hoenig UK to be reimbursed for any fees and expenses of the type that would constitute Escrow Expenses incurred by them after the date hereof and prior to the Effective Time in respect of investigation or Pursuit of Claims and any investment banking fees payable in respect of the Contingent Payment.


                                ARTICLE VI

                           RECOVERIES ON CLAIMS

         SECTION 6.01. Recoveries To Be Deposited. All Recoveries in respect of the Claims, promptly upon receipt thereof, shall be deposited into the Escrow Account, net of the taxes referred to in Section 6.02 hereof, and any such net Recoveries, whether or not deposited, shall constitute Escrow Assets.

         SECTION 6.02. Taxes. ITG, Hoenig, Hoenig UK and their affiliates shall be indemnified and held harmless, on an after-tax basis, for any and all foreign, federal, state and local taxes (including value added and withholding taxes) which are paid or payable in connection with, or in any way relating to, or arising out of the Contingent Payment Rights, the Escrow Assets, the Contingent Payment or the distribution thereof or the Escrow Reduction Amount or the distribution thereof, determined without regard to any refunds, credits, carryforwards or other tax attributes which could or do reduce or otherwise off-set taxes paid or payable, other than deductions for the Specified Losses, which ITG, Hoenig, Hoenig UK and their affiliates shall use commercially reasonable efforts to apply against any Recovery or income on the investment of Escrow Assets. In accordance with the Paying Agent Agreement, the Agent shall report to Hoenig UK and, prior to the Effective Time, ITG, as of the end of each fiscal quarter, all income earned from the investment of the Escrow Assets. The Committee shall direct the Agent to pay from the Escrow Assets any taxes payable by ITG, Hoenig, Hoenig UK or any of their affiliates on income earned from the investment of Escrow Assets and any indemnification payments pursuant to this Section 6.02. ITG and its affiliates shall be entitled to, and prior to the Effective Time Hoenig and Hoenig UK shall, deduct from any Recoveries the indemnification payments pursuant to this Section 6.02 prior to deposit into the Escrow Account.


                                ARTICLE VII

                  TERMINATION, DELIVERY AND DISTRIBUTION

         SECTION 7.01. Termination of Merger Agreement. In the event that the Merger Agreement is terminated under Section 7.1 thereof prior to the Effective Time, the Committee shall in accordance with the Paying Agent Agreement direct the Agent to immediately pay all Escrow Expenses, if any, that have been incurred and have not been paid, and deliver the remaining Escrow Assets, to Hoenig UK, and this Agreement and the Escrow shall terminate.

         SECTION 7.02. Delivery of Escrow Assets to Hoenig UK; Termination of the Escrow. Following the earliest of (i) the final settlement or other final resolution of the Claims, (ii) a final determination by the Committee to cease Pursuit of all Claims and (iii) the fourth anniversary of the Effective Time (which date shall be extended in the event of any outstanding claims of indemnification or reimbursement under Section 3.09, 5.01, 5.05 or 6.02 hereof), the Committee shall discharge all of the Escrow's obligations, including by directing the Agent to pay the Escrow Expenses and reserve for the payment of such costs and expenses of distributing the Contingent Payments pursuant to the Paying Agent Agreement. Following such discharge, the Committee shall direct the Agent to liquidate all remaining Escrow Assets, if any, and deliver the proceeds in cash to Hoenig UK. Following such delivery to Hoenig UK, the Escrow shall terminate. At no time shall there be any distribution of Escrow Assets to the Holders.

         SECTION 7.03. Delivery of Contingent Payment to Agent; Distribution to Holders. Promptly following the termination of the Escrow pursuant to Section 7.02 hereof, ITG shall deliver to the Agent cash in an amount equal to the lesser of (i) the amount of cash, if any, delivered to Hoenig UK by the Agent pursuant to Section 7.02 hereof plus the amount of any Recoveries which were not deposited in the Escrow Account net of any amounts deducted therefrom pursuant to Section 6.02 hereof, and (ii) $12,465,000 minus the Escrow Reduction Amount, if any. Pursuant to the Paying Agent Agreement, the Agent shall distribute the amount so received by it from ITG to the Holders, without interest, pro rata based on the number of Contingent Payment Rights allocated to each such Holder on the Register. At no time shall there be any distribution of the Contingent Payment except pursuant to the preceding sentence and in compliance with the Paying Agent Agreement. Following such distribution by the Agent, this Agreement and the Paying Agent Agreement shall terminate. The distribution of any Contingent Payment shall be in compliance with applicable laws.

         SECTION 7.04. Pre-Closing Recoveries. Notwithstanding anything to the contrary in the third sentence of Section 7.03 hereof, if any Recoveries are received prior to the Effective Time, the Committee shall be entitled to direct the Agent to withdraw from the Escrow Account (i) the amount of such Recoveries less Escrow Expenses incurred prior to the Effective Time plus (ii) such portion of the Initial Funding as the Committee determines (provided that in no event shall such amount be in excess of the amount that would leave $500,000 in the Escrow Account prior to the Effective Time) (the sum of clauses (i) and (ii), the "Escrow Reduction Amount"), and deliver the Escrow Reduction Amount in cash to Hoenig UK prior to the Effective Time. An amount equal to the Escrow Reduction Amount, if any, shall be delivered by ITG as part of the Cash Merger Consideration.


                               ARTICLE VIII

                               MISCELLANEOUS

         SECTION 8.01. Notices. All notices and other communications hereunder shall be in writing and shall be deemed duly given (a) on the date of delivery if delivered personally, or by telecopy upon confirmation of receipt, (b) on the first business day following the date of dispatch if delivered by a nationally recognized next-day courier service, or (c) on the third business day following the date of mailing if delivered by registered or certified mail, return receipt requested, postage prepaid. All notices hereunder shall be delivered as set forth below, or pursuant to such other instructions as may be designated in writing by the party to receive such notice.

         (a) if to ITG or to Hoenig or Hoenig UK after the Effective Time, to:

                 Investment Technology Group, Inc.
                 380 Madison Avenue, 4th Floor
                 New York, NY 10017
                 Attention: General Counsel
                 Telephone No.: (212) 444-6327
                 Telecopy No.: (212) 444-6494

                 with a copy to:

                 Cahill Gordon & Reindel
                 80 Pine Street
                 New York, NY 10005
                 Attention: Daniel J. Zubkoff, Esq.
                 Telephone No.: (212) 701-3000
                 Telecopy No.: (212) 269-5420

         (b) if to Hoenig or Hoenig UK prior to the Effective Time, to:

                 Hoenig Group Inc.
                 4 International Drive
                 Rye Brook, NY 10573
                 Attention: General Counsel
                 Telephone No.: (914) 935-9000
                 Telecopy No.: (914) 935-9178

                 with a copy to:

                 Skadden, Arps, Slate, Meagher & Flom LLP
                 Four Times Square
                 New York, NY 10036
                 Attention: Blaine V. Fogg, Esq.
                 Telephone No.: (212) 735-3000
                 Telecopy No.: (917) 777-3900

         (c) if to the Committee or any Member, to it, him or her:

                 c/o Hoenig Group Inc.
                 4 International Drive
                 Rye Brook, NY 10573
                 Telephone No.: (914) 935-9000
                 Telecopy No.: (914) 935-9118

         (d) if to the Holders, then to them at their respective addresses set forth in the Register.

         SECTION 8.02. Counterparts. This Agreement may be executed in counterparts, each of which shall be considered one and the same agreement and shall become effective when both counterparts have been signed by each of the parties and delivered to the other party, it being understood that both parties need not sign the same counterpart.

         SECTION 8.03. Entire Agreement; No Third Party Beneficiaries. This Agreement and the Paying Agent Agreement (a) constitute the entire agreement and supersede all prior agreements and understandings, both written and oral, between the parties with respect to the subject matter hereof and (b) are not intended to confer upon any person other than the parties hereto any rights or remedies hereunder.

         SECTION 8.04. Creditors of Hoenig UK. The Escrow Assets shall be subject to the claims of the creditors of Hoenig UK.

         SECTION 8.05. Governing Law. This Agreement shall be governed by, and construed in accordance with, the laws of the State of New York.

         SECTION 8.06. Waiver of Jury Trial. Each of the parties hereto hereby irrevocably waives any and all right to trial by jury in any legal proceeding arising out of or related to this Agreement or the transactions contemplated hereby.

         SECTION 8.07. Assignment. Neither this Agreement nor any of the rights, interests or obligations hereunder shall be assigned by any of the parties hereto (whether by operation of law or otherwise) without the prior written consent of the other parties, and any attempt to make any such assignment without such consent shall be null and void. Subject to the preceding sentence, this Agreement will be binding upon, inure to the benefit of and be enforceable by the parties and their respective successors and assigns.

         SECTION 8.08. Headings. Sections, subheadings and other headings used in this Agreement are for convenience only and shall not affect the construction of this Agreement.

         SECTION 8.09. Amendment and Modification. This Agreement may be amended or modified only by a subsequent writing signed by each of the parties hereto.

         IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed by their respective officers thereunto duly authorized as of the day and year first above written.

                                       HOENIG GROUP INC.


                                       By:  /s/ Fredric P. Sapirstein
                                            _______________________________
                                            Name:  Fredric P. Sapirstein
                                            Title: Chairman and CEO


                                       HOENIG & COMPANY LIMITED


                                       By:  /s/ Alan B. Herzog
                                            _______________________________
                                            Name:  Alan B. Herzog
                                            Title: Director


                                       INVESTMENT TECHNOLOGY GROUP, INC.


                                       By:  /s/ Raymond L. Killian Jr.
                                            _______________________________
                                            Name:  Raymond L. Killian Jr.
                                            Title: Chairman



                                       MEMBERS OF THE CONTINGENT PAYMENT
                                       RIGHTS COMMITTEE:


                                       /s/ Fredric P. Sapirstein
                                       ___________________________________
                                       Name: Fredric P. Sapirstein


                                       /s/ Alan B. Herzog
                                       ___________________________________
                                       Name: Alan B. Herzog